UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2011

HORIZON LINES, INC.
(Exact name of registrant as specified in its Charter)

Delaware	001-32627	74-3123672

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Organization)		Identification No.)
4064 Colony Road, Suite 200
Charlotte, North Carolina 28211
(Address of Principal Executive Offices, including Zip Code)
(704) 973-7000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Horizon Lines, Inc. (the “Company”) announced that it and certain of its wholly owned subsidiaries have entered into Restructuring Support Agreements, dated June 1, 2011 (the “Restructuring Agreements”) with certain holders of a majority of its unsecured 4.25% convertible senior notes due 2012 (the “Old Notes”). The Restructuring Agreements relate to a complete refinancing of the Company’s outstanding indebtedness, except a proposed asset-based revolving loan facility of up to $125 million, which is under negotiation with a separate, third-party financial institution.
The Restructuring Agreements provide that the Company will sell to certain Exchanging Holders $350 million in aggregate principal amount of 9.0% senior secured notes due 2016 (the “New Notes”), which notes will be secured by a first-lien security interest in a majority of all of the assets of the Company and its subsidiaries. The Company will have the right to redeem the New Notes without paying a premium at any time prior to maturity. Proceeds from the sale of the New Notes will be used to refinance some of the existing indebtedness of the Company, as well as to pay the $80 million of cash to be issued in the exchange offer described below.
The Restructuring Agreements also provide that the Company will offer to exchange the existing $330 million of outstanding Old Notes for $200 million in aggregate principal amount of 6.0% convertible secured notes (the “New Exchange Notes”), maturing five and half years from the date of issuance, a cash payment of $80.0 million, and up to approximately 38.5 million shares of the Company’s common stock.
Pursuant to the Restructuring Agreements, the New Exchange Notes will be convertible into the Common Stock of the Company at $1.70 per share, and the Company will have the right to convert the New Exchange Notes, beginning three months after the date of issuance, in increments not to exceed $50.0 million. The 30-day weighted average price of the Company’s common stock must be at least $2.00 on the first conversion date. The subsequent 30-day weighted average price of the Company’s common stock must be at least $2.10 on the second conversion date, $2.30 on the third conversion date, and $2.40 on the fourth and final conversion date, and each conversion date must be at least three months after the previous conversion date.
A copy of the form of Restructuring Agreements is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the information in the form of Restructuring Agreements is incorporated into this Item 1.01 by this reference.
On June 1, 2011, the Company issued a press release announcing the terms of the Restructuring Agreements. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1, is incorporated herein by reference and is being filed pursuant to Rule 135c under the Securities Act of 1933. The press release does not constitute an offer to sell or the solicitation of an offer to buy any securities.
The New Notes, the New Exchange Notes, and the exchange offer have not been registered under the Securities Act of 1933, or any applicable state securities laws and may not be offered, sold or exchanged in the United States, absent registration or an applicable exemption from such registration requirements.

Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

10.1	Form of Restructuring Support Agreements, dated June 1, 2011

99.1	Press Release, dated June 1, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON LINES, INC. (Registrant)

Date: June 2, 2011	By:	/s/ Michael T. Avara

Michael T. Avara Executive Vice President and Chief Financial Officer

Exhibit Index

10.1	Form of Restructuring Support Agreements, dated June 1, 2011

99.1	Press Release, dated June 1, 2011